Exhibit 99.3

FOR IMMEDIATE RELEASE
WHEELER REAL ESTATE INVESTMENT TRUST, INC. SCHEDULES 2014 THIRD QUARTER FINANCIAL RESULTS AND CONFERENCE CALL FOR FRIDAY, NOVEMBER 14, 2014

Virginia Beach, VA – November 12, 2014 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) announced today that it will issue its financial results for its 2014 third quarter and nine months ended September 30, 2014 on Thursday, November 13, 2014, after close of market.

The Company will discuss these results in a conference call the following morning (Friday, November 14, 2014) at 10:00 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free): 877-407-3101
Live Participant Dial In (International): 201-493-6789

The conference call will also be webcast. To listen to the call, please go to the Investor Relations section of Wheeler’s website at www.whlr.us, or click on the following link: http://whlr.equisolvewebcast.com/q3-2014

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088	(212) 836-9615

Laura Nguyen	Adam Prior

Director of Marketing	Senior Vice-President

(757) 627-9088	(212)836-9606

lnguyen@whlr.us	aprior@equityny.com